UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2011

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Bonus Opportunities

At its meeting on December 12, 2011, the Compensation Committee of the Company’s Board of Directors approved bonus objectives for the Company’s named executive officers for 2012 and established Company-wide goals (the “Company 2012 Goals”) that apply to certain officers and other employees. The Company 2012 Goals consist of achieving total depletions growth of 7.8% and resource efficiencies and cost savings of at least $7.5 million, while maintaining brand health. Assessment of performance against the objectives listed below is within the purview of the Committee.

Chief Executive Officer

The Committee approved primary 2012 bonus opportunities for Martin F. Roper, the Company’s President and CEO, equal to 80% of salary, based on achieving objectives as set forth below. The Delivered Gross Profit and Margin and Processing cost goals are based on the Company’s current 2012 financial plan.

TABLE 1 – CEO BONUS OPPORTUNITY = 80% OF BASE SALARY

Objectives to be Achieved by the Company by FY2012 Year-End		Weight
Depletions	Depletions growth of at least 7.8%, excluding new brand introductions not currently in the 2012 Financial Plan	10%
	Depletions growth greater than the growth rate of the Craft Beer category	15%
Delivered Gross Profit	Delivered gross profit of $268 million and delivered gross profit margin of not less than 48%, after adjusting for commodity impact from plan levels	15%
Improvement in Processes and Procedures in Sales Force Execution	Tracking and measuring wholesaler execution in the areas of the Company’s “Sam to Standard” program in all core wholesalers with improvements by at least 2.5%, and introduction of wholesaler seasonal transition weeks with core wholesalers obtaining at least 50% of distribution goal in first 30 days	10%
Projects delivering savings or freeing resources for 2013	Combined savings of $7.5 million from delivered gross margin and SG&A efficiency initiatives	10%
Freshness	Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by year end	15%
Organizational Development	Development of new TV campaign that is demonstrably stronger than existing work	15%
	Improvement of Human Resources capabilities	5%
	Improvement of organizational capability to deal with brand complexity	5%
TOTAL		100%

In addition, the Committee approved a further 2012 bonus opportunity for Mr. Roper equal to 80% of his primary 2012 bonus potential (which would equal an incremental 64% of his base salary) tied to achieving certain goals that would require substantial out-performance by the Company against its 2012 financial plan, as set forth below:

TABLE 2 – CEO “STRETCH” BONUS OPPORTUNITY = 64% OF BASE SALARY

Objectives to be Achieved by the Company by FY2012 Year-End	Weight (against base bonus opportunity)
Depletions growth at least 2% greater than that of craft and domestic specialty beer growth	20%
Depletions growth at least 4% greater than that of craft and domestic specialty beer growth	30%
Achieve processing costs of under $2.00 per case equivalent at breweries owned by the Company	30%
TOTAL	80%

Chairman

The Committee approved 2012 bonus opportunities for C. James Koch, the Company’s Chairman, equal to 100% of salary. Mr. Koch’s objectives for 2012 as a percentage of his bonus opportunities are set forth below.

TABLE 3 – CHAIRMAN BONUS OPPORTUNITY = 100% OF BASE SALARY

Objectives to be Achieved by the Company or the Chairman by FY2011 Year-End	Weight

Depletions growth of at least 8%, excluding new brand introductions not currently in the 2012 Financial Plan

Depletions growth of at least 10%, excluding new brand introductions not currently in the 2012 Financial Plan

10% 5%
Depletions growth greater than the growth rate of the Craft Beer category	20%
Delivered gross profit of $268 million and delivered gross profit margin of not less than 48%, after adjusting for commodity impact from plan levels	20%
Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by year end	20%
Investment of time and resources in craft industry initiatives which support the category and the Company	20%
TOTAL	100%

Chief Financial Officer

The Committee approved 2012 bonus opportunities for William F. Urich, the Company’s Treasurer and Chief Financial Officer, equal to 50% of his base salary, based on achieving objectives as follows:

TABLE 4 – CFO BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or the CFO by FY2012 Year-End		Weight
Company 2012 Goals	The Company meets its Company 2012 Goals	30%*
Resource Efficiency	Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin	15%
	Support the Operations group in indentifying and executing against a 2012 Delivered Gross Margin goal to achieve $5 million of savings/efficiencies by year-end 2013	10%
	Lead Operations/Brewing performance improvement measurements, KPI's and financial reporting to drive focus on key measurable and continuous financial improvement, to improve SAP tracking of materials, yields and cost reporting, and the like	5%
Procurement	Identify and execute approximately 2% savings for non-contracted procurement spend and deliver $1.0 million savings. Identify and execute $1.5 million of Delivered Gross Margin savings for full year 2013	15%
Sales Force Effectiveness	Identify unplanned pricing opportunities (not including opportunities created by competitive moves) of at least $250,000. Improve data and analysis delivery to Sales	5%
Support New Business Development	Develop required back office support system to support A&S Brewing Collaborative LLC and provide financial performance reporting on its projects. Support due diligence on new business development or potential acquisitions	10%
IT	Improve effectiveness, productivity, business impact and efficiency of IT department. Support the Freshest Beer Program and develop strategy for sales mobile devices for 2013	10%
	TOTAL	100%

*

50% payout if depletions grow by at least 5% but less than 7.8%, provided that the Samuel
Adams® brand grows at least 3%

Vice President of Operations

The Committee approved 2012 bonus opportunities for Thomas W. Lance, the Company’s Vice President of Operations, equal to 50% of his 2012 base salary, based on achieving objectives set forth below. The bonus opportunity is subject to reduction if any product that does not meet quality standards is shipped from a brewery.

TABLE 5 – VICE PRESIDENT OF OPERATIONS

BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or Mr. Lance by FY2012 Year-End		Weight
Company 2012 Goals	The Company meets its Company 2012 Goals	20%*
Safety & Quality	Reduce average Total Incident Rate at the breweries to 4.3%	10%
	Improve Total Quality Aggregate Score (combined brewing and packaging) by 2% from 2011 year-end	10%
Resource Efficiency	Identify and implement $5 million in Delivered Gross Margin improvements	10%
Brewery Performance

Develop leadership capabilities, enhance the continuous
improvement process, and install high performance brewery
environments to maximize capacities and significantly improve
KPI’s, while:

Maintaining adjusted conversion cost/case without depreciation flat relative to 2011 fourth quarter

Reducing adjusted conversion cost/case without depreciation by
2.5% relative to 2011 fourth quarter

		5% 5%
Freshest Beer Program	Fully develop and expand to 75% of the Company’s volume. Improve out-of-stock tracking and service levels	10%
Brewery Culture	Implement employee relations strategy that supports a “progressive work environment” at the Pennsylvania brewery and creates healthy employee-manager-company relations. Launch and support at least 25 “continuous improvement teams” that deliver measurable improvement. Secure labor contract extensions	10%
Capacity	Successfully execute capacity/capability projects approved by senior management on time and on budget with intended benefit delivered in 2013	20%
	TOTAL	100%

*

50% payout if depletions grow by at least 5% but less than 7.8%, provided that the Samuel
Adams® brand grows at least 3%

Vice President of Sales

The Committee approved 2012 bonus opportunities for John C. Geist, the Company’s Vice President of Sales, equal to 50% of his 2012 base salary, based on achieving objectives as follows:

TABLE 6 – VICE PRESIDENT OF SALES

BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or Mr. Geist by FY2012 Year-End		Weight
Company 2012 Goals	The Company meets its Company 2012 Goals	30%*
Depletions	Meet Company depletions goals for each brand family. (Weighting of performance: Samuel Adams brand, 60%; Twisted Tea brand, 15%; Samuel Adams relative to Craft beer category growth, 15%; and Angry Orchard brand, 10%)	20%
Class of Trade Initiatives	Grow certain key classes of trade to 2012 plan	20%
Wholesaler Initiatives	Improve wholesaler and Company sales force execution of distribution and visibility, seasonal transitions and high-end beer releases	15%
Financial	Price adjustments to exceed 2012 Financial Plan	7.5%
	Manage expenses of sales force to budget	7.5%
	TOTAL	100%

*

50% payout if depletions grow by at least 5% but less than 7.8%, provided that the Samuel
Adams® brand grows at least 3%

Other Executive Officers

The Committee also approved the 2012 bonus opportunity for two other executive officers, which opportunity consists of a combination of the Company achieving its Company 2012 goals and the officers achieving their individual goals. The bonus opportunity for both officers equals 50% of their 2012 base salary. One officer has 20% of the bonus opportunity being the achievement by the Company of the Company’s 2012 goals and the other officer has 15% of the bonus opportunity being the achievement by the Company of the Company’s 2012 goals.

Equity Compensation

Based on the recommendation of the Compensation Committee, the Board of Directors of the Company, at its meeting on December 13, 2011, approved the following option and restricted stock grants of the Company’s Class A Common Stock pursuant to the Company’s Employee Equity Incentive Plan.

Contingent Vesting Options

The Board of Directors approved the grant of contingent vesting options for shares of the Company’s Class A Common Stock in the aggregate amount of 11,100 shares to two executive officers and one senior manager, effective January 1, 2012, with an exercise price at the fair market value of such Common Stock on the effective date of the grant.

C. James Koch, the Company’s founder and Chairman, and Thomas W. Lance, Vice President of Brewing, will each be granted an option for 4,800 shares and the senior manager will be granted an option for 1,500 shares. The number of shares as to which these options may become exercisable in any year is dependent upon the Company’s meeting certain 2012 depletions targets, as follows: 50% will be eligible to vest if 2012 depletions excluding new brand introductions are at least 4% over 2011 depletions, and 100% will be eligible to vest if 2012 depletions excluding new brand introductions are 7.8% or more over 2011 depletions. The determination will be made regarding the eligibility for vesting of these options by the Compensation Committee by mid-March 2013. Eligible shares will then vest at the rate of 20% per year over the five-year period commencing January 1, 2012, subject to accelerated vesting in certain specified circumstances. The options will lapse to the extent that the above depletions targets are not met.

Special Long-Term Retention Option

The Board of Directors also approved the grant of an option to a senior manager for 7,500 shares of the Company’s Class A Common Stock, effective January 1, 2012 with an exercise price at the fair market value of such Common Stock on the effective date of the grant. Sixty percent (60%) of the shares will vest five years from the effective date of grant, with the remaining shares vesting at the rate of 10% each year thereafter. The optionee must be an employee of the Company on the applicable vesting date or the option will lapse as to the non-vested shares.

Restricted Stock Awards

In addition, the Board of Directors approved an aggregate of $1,672,000 in restricted stock grants to be awarded to senior managers and certain key employees of the Company as of January 1, 2012. The restricted stock will vest over the five-year period commencing January 1, 2012, contingent only on continued employment, such that 20% of the shares will vest on January 1 in each of the years 2013 through 2017, subject to accelerated vesting in certain specified circumstances. No executive officers of the Company were awarded restricted stock grants.

Approval of Class B Stockholder

All of the bonus opportunities and equity compensation grants to executive officers described above were approved by the sole holder of the Company’s Class B Common Stock.

Item 7.01.

Regulation FD Disclosure.

Increase in Capital Investments in 2012

At its December 13, 2011 meeting, the Company’s Board of Directors approved a capital plan for 2012 of approximately $50 million, relating primarily to continued investments in the Company’s breweries to support the Freshest Beer Program and the projected growth of the existing brands. This is an increase of more than $15 million over the 2012 capital expenditures that were projected by the Company in its earnings release for the third quarter issued on November 1, 2011. Actual capital investment in 2012 could differ materially from this plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

/s/ Martin F. Roper
Date: December 16, 2011	Martin F. Roper
Chief Executive Officer
(Signature)*

* Print name and title of the signing officer under his signature.